JNL INVESTORS SERIES TRUST 485BPOS

Ex. 99.28(g)(2)(xii)

Amendment to Amended and Restated Master Custodian Agreement

This amendment, made as of March 9, 2026, and effective April 27, 2026 (the “Amendment”), to the Amended and Restated Master Custodian Agreement dated as of December 1, 2022 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”), is by and among each management investment company and limited liability company identified on Appendix A thereto (each, a “Fund” and collectively, the “Funds”), and State Street Bank and Trust Company (the “Custodian”, and together with the Funds, the “Parties”).

Whereas, each Fund segregates and separately manages certain of each respective Fund’s assets or portfolio of assets (each in an account).

Whereas, the Board of Trustees of JNL Series Trust (the “Board”) has approved (i) one new Portfolio of JNL Series Trust (the “New Portfolio”) (ii) mergers for five Portfolios of JNL Series Trust into other Portfolios of JNL Series Trust (each, a “Merged Portfolio” and together, the “Merged Portfolios”); and (iii) name changes for five Portfolios of JNL Series Trust (together, the “Portfolio Name Changes”), as outlined below, effective April 27, 2026:

New Portfolio

1)	JNL/PPM America Emerging Markets Debt Fund.

Merged Portfolios

1)	JNL/Invesco Global Growth Fund;
2)	JNL/JPMorgan Global Allocation Fund;*
3)	JNL/Lazard International Quality Growth Fund;
4)	JNL/T. Rowe Price Balanced Fund;* and
5)	JNL/T. Rowe Price U.S. High Yield Fund.

*	These two Portfolios will be footnoted in Appendix A to indicate that these Portfolios will remain on the Agreement until J.P. Morgan Investment Management Inc. and T. Rowe Price Associates, Inc., the respective sub-advisers to each Portfolio, can exit certain securities that cannot be sold as of 04/27/2026, due to government restrictions.

Portfolio Name Changes

1)	JNL Multi-Manager U.S. Select Equity Fund change to JNL Multi-Manager Select Equity Fund;
2)	JNL/ClearBridge Large Cap Growth Fund change to JNL/Fidelity Institutional AM® & JPMorgan Large Cap Growth Fund;
3)	JNL/Fidelity Institutional Asset Management® Total Bond Fund change to JNL/Fidelity Institutional AM® Total Bond Fund;
4)	JNL/Invesco Diversified Dividend Fund change to JNL/MFS Equity Income Fund; and
5)	JNL/William Blair International Leaders Fund change to JNL Multi-Manager International Equity Fund.

Whereas, pursuant to Board approval of the changes, as outlined above, the Parties have agreed to amend the Agreement, including its Appendix A, to add the New Portfolio, to remove or footnote, as applicable, each Merged Portfolio, and to update the names of certain Portfolios pursuant to the Portfolio Name Changes, effective April 27, 2026.

Now, Therefore, in consideration of the promises and mutual covenants herein contained, the Parties hereto agree as follows:

1)	Appendix A to the Agreement is hereby deleted, in its entirety, and replaced with the Appendix A attached hereto. All references to a “Portfolio” under the Agreement shall be deemed to include the following:

JNL/PPM America Emerging Markets Debt Fund;

JNL Multi-Manager Select Equity Fund;

JNL/Fidelity Institutional AM® & JPMorgan Large Cap Growth Fund;

JNL/Fidelity Institutional AM® Total Bond Fund;

JNL/MFS Equity Income Fund; and

JNL Multi-Manager International Equity Fund.

Information Classification: Limited Access

2)	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3)	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[signature page immediately follows]

Information Classification: Limited Access

In Witness Whereof, the Parties hereto have caused this Amendment to be executed by their officers designated below, effective April 27, 2026.

JNL Series Trust, and

JNL Investors Series Trust,

each on behalf of its Portfolios listed on Appendix A of the Agreement

Jackson Credit Opportunities Fund

Jackson Credit Opportunities Fund LLC

Jackson Real Assets Fund

Jackson Real Assets Fund LLC

By:	/s/ Kristen K. Leeman
Name:	Kristen K. Leeman
Title:	Assistant Secretary

State Street Bank and Trust Company

By:	/s/ Andrea E. Sharp
Name:	Andrea E. Sharp
Title:	Managing Director

Information Classification: Limited Access

Appendix A

(Updated as of April 27, 2026)

Management Investment Company: JNL Series Trust, for the following Portfolios
JNL Multi-Manager Alternative Fund
JNL Multi-Manager Emerging Markets Equity Fund
JNL Multi-Manager Floating Rate Income Fund
JNL Multi-Manager International Equity Fund
JNL Multi-Manager International Small Cap Fund
JNL Multi-Manager Mid Cap Fund
JNL Multi-Manager Select Equity Fund
JNL/Causeway International Value Select Fund
JNL/Cohen & Steers U.S. Realty Fund
JNL/DFA International Core Equity Fund
JNL/DFA U.S. Core Equity Fund
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine® Core Fixed Income Fund
JNL/DoubleLine® Emerging Markets Fixed Income Fund
JNL/DoubleLine® Shiller Enhanced CAPE® Fund
JNL/DoubleLine® Total Return Fund
JNL/Fidelity Institutional AM® & JPMorgan Large Cap Growth Fund
JNL/Fidelity Institutional AM® Total Bond Fund
JNL/GQG Emerging Markets Equity Fund
JNL/Invesco Small Cap Growth Fund
JNL/JPMorgan Global Allocation Fund*
JNL/JPMorgan Hedged Equity Fund
JNL/JPMorgan Managed Aggressive Growth Fund
JNL/JPMorgan Managed Conservative Fund
JNL/JPMorgan Managed Growth Fund
JNL/JPMorgan Managed Moderate Fund
JNL/JPMorgan Managed Moderate Growth Fund
JNL/JPMorgan Nasdaq® Hedged Equity Fund
JNL/JPMorgan Midcap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/JPMorgan U.S. Value Fund
JNL/Loomis Sayles Global Growth Fund
JNL/Lord Abbett Short Duration Income Fund
JNL/Mellon World Index Fund
JNL/Mellon Nasdaq® 100 Index Fund
JNL/MFS Equity Income Fund
JNL/MFS Mid Cap Value Fund
JNL/Neuberger Berman Commodity Strategy Fund
JNL/Neuberger Berman Gold Plus Strategy Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/PPM America Emerging Markets Debt Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Investment Grade Credit Fund
JNL/PPM America Total Return Fund
JNL/RAFI® Fundamental U.S. Small Cap Fund
JNL/RAFI® Multi-Factor U.S. Equity Fund
JNL/T. Rowe Price Balanced Fund*
JNL/T. Rowe Price Capital Appreciation Equity Fund

Information Classification: Limited Access

A-1

JNL/T. Rowe Price Capital Appreciation Fund
JNL/T. Rowe Price Growth Stock Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price Value Fund
JNL/Westchester Capital Event Driven Fund

* These two Portfolios will remain on the Agreement until J.P. Morgan Investment Management Inc. and T. Rowe Price Associates, Inc., the respective sub-advisers to each Portfolio, can exit certain securities that cannot be sold as of 04/27/2026, due to government restrictions.

Management Investment Company: JNL Investors Series Trust
[Reserved]

Management Investment Company: Jackson Credit Opportunities Fund

Limited Liability Company: Jackson Credit Opportunities Fund LLC

Management Investment Company: Jackson Real Assets Fund

Limited Liability Company: Jackson Real Assets Fund LLC

Information Classification: Limited Access

A-2